EX-99.906CERT

CERTIFICATION

Robert Patzig, Chief Executive Officer, and Doit L. Koppler II, Chief Financial Officer of New River Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.            The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2005 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.            The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                                                               Chief Financial Officer

New River Funds                                                                         New River Funds

/s/ Robert Patzig                                                                          /s/ Doit L. Koppler II

Robert Patzig                                                                               Doit L. Koppler II

Date:    11/08/2005                                                                       Date:    11/08/2005

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the version of this written statement required by Section 906, has been provided to New River Funds and will be retained by New River Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.